SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                     The Securities and Exchange Act of 1834

Date of Report (Date of earliest event reported):  June 18, 1998

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                   0-21853             87-0413539
(State or other jurisdiction        (Commission         (IRS Employer
of incorporation)                   File Number)        Identification No.)

                 110 Commerce Drive, Allendale, New Jersey 07401
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (201) 236-1100

                               Seafoods Plus, Ltd.
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

     On or about July 7, 1998, the registrant submitted a Form 8-K describing the acquisition of Cadapult Graphic Systems Inc., a New Jersey corporation. Certain financial statements for the acquired business and pro forma financial information that were not available at the time of the initial filing on Form 8-K are provided in this Form 8-K/A.

     (a)  Financial Statements of Business Acquired.

INDEX TO FINANCIAL STATEMENTS

Independent Auditors'Report...................................................3

Balance Sheets as of April 30, 1998 and 1997..................................5

Statements of Operations......................................................6

Statements of Changes in Stockholders' Equity.................................7

Statements of Cash Flows......................................................8

Notes to Financial Statements.................................................9


INDEX TO BBG TECHNOLOGIES FINANCIAL STATEMENTS

Financial Statements and Auditors' Report March 12, 1998.....................16

Financial Statements and Auditors' Report December 31, 1997..................22

Financial Statements and Auditors' Report December 31, 1996..................29

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Cadapult Graphic Systems, Inc.


We have audited the accompanying balance sheet of Cadapult Graphic Systems, Inc. as of April 30, 1998 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadapult Graphic Systems, Inc. at April 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





                                                  WISS & COMPANY, LLP

Livingston, New Jersey
June 5, 1998, except as to Note 4
           for which the date is August 3, 1998

To the Shareholders of
Cadapult Graphic Systems, Inc.
Allendale, New Jersey


I have audited the accompanying balance sheet of Cadapult Graphic Systems, Inc. as of April 30, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my report dated July 24, 1997, I disclosed that I did not physically observe the inventory as of April 30, 1996 and, accordingly, did not express an opinion on the statements of operations and retained earnings and cash flows for the year ended April 30,1997. Subsequent to the date of my original report, by using alternative auditing methods and procedures I was able to satisfy myself to the value of the inventory at April 30, 1996. Accordingly, my present opinion on the April 30, 1997 financial statements presented herein, is different from that expressed in my previous report.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadapult Graphic Systems, Inc. as of April 30, 1997 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.





                                                  ROBERT N. NEVITT, P.C.

Baldwin,  New York
July 24, 1998 except for the third
paragraph above and Note 10,
as to which the date is May 14, 1998

                         CADAPULT GRAPHIC SYSTEMS, INC.

                                 BALANCE SHEETS
                                                           April 30,
                                                    ----------------------------
                      ASSETS                            1998           1997
                                                    ------------   -------------

CURRENT ASSETS:
   Cash                                                  $382,568   $     30,444
   Accounts receivable, less allowance for doubtful
     accounts of $22,500 in 1998 and 1997               1,114,978      1,091,890
   Inventories                                            779,927        724,846
Prepaid and refundable income taxes                        46,295              -
   Prepaid expenses and other current assets               50,446          4,128
                                                     ------------   ------------
      Total Current Assets                              2,374,214      1,851,308
                                                     ------------   ------------
PROPERTY AND EQUIPMENT                                    241,416        204,203
                                                     ------------   ------------
OTHER ASSETS:
   Goodwill and other intangible assets                   415,797              -
   Security deposits                                       31,343         26,491
                                                    -------------   ------------
                                                          447,140         26,491
                                                     ------------   ------------
                                                       $3,062,770     $2,082,002
                                                       ==========   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Note payable to bank                                $1,000,000    $   550,000
   Current maturities of long-term debt                    89,136         10,173
   Accounts payable                                     1,025,795        697,588
   Accrued expenses and other current liabilities         173,461         80,865
   Due to officer                                          20,000              -
   Deferred revenue                                       156,348        130,026
   Deferred income taxes                                   10,000              -
                                                   --------------    -----------
         Total Current Liabilities                      2,474,740      1,468,652
                                                    -------------    -----------
 OTHER LIABILITIES:
   Long-term debt, less current maturities                171,897         11,007
   Notes payable to related party                          70,832         50,000
   Deferred income taxes                                   -              32,800
                                                   --------------    -----------
                                                          242,729         93,807
                                                     ------------    -----------

 COMMITMENTS
 STOCKHOLDERS' EQUITY:
   Common stock, .001 par value,
      Authorized 50,000,000 shares; issued 1,650,000
      shares in 1998 and 1,548,450 in 1997                  1,650     $      300
   Additional paid-in capital                              43,650              -
   Retained earnings                                      300,001        519,243
                                                     ------------    -----------
         Total Stockholders' Equity                       345,301        519,543
                                                     ------------    -----------
                                                       $3,062,770     $2,082,002
                                                       ==========     ==========


See accompanying notes to financial statements.


                         CADAPULT GRAPHIC SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS


                                                       Year Ended April 30,
                                                --------------------------------
                                                   1998           1997
                                                --------------  ----------------
NET SALES                                           $7,103,906       $8,594,082

                                                    ----------       -----------
COSTS AND EXPENSES:
   Cost of sales                                      5,174,402        6,468,513
   Selling, general and administrative expenses       2,138,915        1,972,221
                                                    -----------       ----------
                                                      7,313,317        8,440,734
                                                    -----------       ----------

INCOME (LOSS) FROM OPERATIONS                         (209,411)          153,348
                                                   ------------       ----------
OTHER EXPENSE (INCOME):
   Interest expense, net                                 90,829           78,175
   Gain on sale of equipment                            (18,500)             -
                                                  -------------       ----------
                                                         72,329           78,175
                                                  -------------       ----------
INCOME (LOSS) BEFORE INCOME TAXES (CREDITS)           (281,740)           75,173

INCOME TAXES (CREDITS):
   Current                                             (39,698)           58,000
   Deferred                                            (22,800)         (39,500)
                                                 --------------       ----------
                                                       (62,498)           18,500

NET INCOME (LOSS)                                  $  (219,242)     $     56,673
                                                   ============     ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            1,622,682        1,548,450
                                                   ============     ============
NET INCOME (LOSS) PER COMMON SHARE -
   BASIC AND DILUTED                               $      (.14)     $        .04
                                                   ============     ============


See accompanying notes to financial statements.



                         CADAPULT GRAPHIC SYSTEMS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                Common Stock       Additional                  Total
                             -------------------    Paid-in     Retained    Stockholders'
                              Shares      Amount    Capital     Earnings      Equity
                              ----------  -------   --------    ---------   ------------

BALANCES, APRIL 30, 1996      1,548,450   $   300   $  -       $ 462,570 $     462,870

YEAR ENDED APRIL 30, 1997:
    Net income                   -          -          -          56,673        56,673
                              ---------   -------   --------    ---------   ----------

BALANCES, APRIL 30, 1997      1,548,450       300      -         519,243       519,543

YEAR ENDED APRIL 30, 1998:
    Sale of stock to employees  101,550       102    44,898         -           45,000
    Change in par value             -       1,248    (1,248)        -            -
    Net loss                        -       -          -        (219,242)     (219,242)
                              ---------   -------   --------     ---------   ----------

BALANCES, APRIL 30, 1998      1,650,000   $ 1,650  $  43,650     $300,001   $   345,301
                              =========   =======  =========     ========   ===========


See accompanying notes to financial statements.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                           Year Ended April 30,
                                                    --------------------------------
                                                         1998              1997
                                                    --------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                  $ (219,242)       $    56,673
    Adjustments to reconcile net income to net cash
     flows from operating activities:
       Depreciation and amortization                       73,525             91,308
       Gain on sale of equipment                          (18,500)             -
       Deferred income taxes                              (22,800)           (39,500)
       Changes in operating assets and liabilities:
         Accounts receivable                               394,474            50,367
         Inventories                                       (7,528)          (134,614)
         Prepaid and refundable income taxes              (46,295)             -
         Prepaid expenses and other current asset         (91,318)             3,972
         Security deposits                                 (4,852)             -
         Accounts payable                                    9,523          (268,437)
         Accrued expenses and other current liabilities    137,596            55,095
         Deferred revenue                                   26,322           129,636
                                                      ------------          ---------
       Net cash flows from operating activities            230,905           (55,500)
                                                      ------------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                  (105,703)          (143,498)
    Proceeds from sale of equipment                         18,500              -
    Cost of net assets of acquired business              (546,431)              -
                                                      ------------          ----------
       Net cash flows from investing activities          (633,634)           (143,498)
                                                      ------------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Note payable to bank                                   450,000            365,000
    Proceeds of long-term debt                             250,000            (14,309)
    Payments on long-term debt                             (10,147)          (188,572)
    Advances from officer                                   20,000              -
    Sale of common stock                                    45,000              -
                                                      ------------       ------------
       Net cash flows from financing activities            754,853            162,119
                                                      ------------       ------------
NET CHANGE IN CASH                                         352,124            (36,879)
CASH, BEGINNING OF YEAR                                     30,444             67,323
                                                      ------------       ------------
CASH, END OF YEAR                                      $   382,568       $     30,444
                                                      ============       ============

SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                     $     94,377       $     78,175
                                                      ============       ============
    Income taxes paid                                 $      5,032       $     18,187
                                                      ============       ============
    Noncash investing activity Acquisition of business:
      Fair value of assets acquired                    $   865,115
      Fair value of liabilities assumed                    318,684
                                                      ------------
        Net cash payment                               $   546,431
                                                      ============


See accompanying notes to financial statements.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

Note 1 -       Nature of the Business and Summary of Significant  Accounting
               Policies:

               Nature of the Business - Cadapult Graphic Systems, Inc. (the "Company") provides computer graphic systems, peripherals, supplies and service to visual communicators and graphic professionals. The Company is a systems integrator and a value added dealer/reseller of computer graphics equipment and supplies to customers. The Company has offices in Massachusetts, Albany and New York, New York and New Jersey.

               Estimates  and  Uncertainties  -  The  preparation  of  financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

               Revenue Recognition - Revenue is recognized at the point of shipment for goods sold, and ratably through the duration of service contracts. Deferred revenue consists principally of billings on service contracts prior to rendering related services.

               Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and unsecured trade receivables. The Company maintains its cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At April 30, 1998, the Company has uninsured balances totalling approximately $230,000.

               Concentrations of credit risk with respect to all trade receivables are considered to be limited due to the quantity of customers comprising the Company's customer base. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral. Management feels that credit risk beyond the established allowance at April 30, 1998 is limited.

               Inventories - Inventories are stated at the lower of cost (specific identification method) or market.

               Property and Equipment - Property and equipment are stated at cost. The Company provides for depreciation using the straight-line and accelerated methods by charges to income at rates based upon the recovery periods of 5 to 7 years for furniture and equipment and over the useful lives or the lease term, if shorter, for leasehold improvements.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

               Goodwill and Other Intangible Assets - Goodwill consists of the excess of cost over fair market value of the net assets of the acquired business. The intangible assets are being amortized on the straight-line method over the following years:

                                                        Cost        Life (Years)
                   Goodwill                         $350,000              15
                   Covenant-not-to-compete            50,000               5
                   Financing costs                    20,832               3
                                                      ------
                                                    $420,832
                                                    ========

               The carrying value of intangible assets is periodically reviewed by the Company based on expected future undiscounted operating cash flows. Based upon its most recent analysis, the Company believes that no material impairment exists at April 30, 1998.

               Income Taxes - Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The provision for income taxes is the sum of the amount of income taxes paid, payable or receivable for the year as determined by applying the provisions of the applicable enacted tax laws to taxable income for that year and the net change during the year in the Company's deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

               Employee Benefit Plan - The Company has a 401(k) savings/retirement plan for all of its eligible employees. The plan allows for employee contributions to be matched by the Company on a pro-rata basis. Contributions made by the Company for 1998 and 1997 were $10,461 and $8,751, respectively.

               Net Income (Loss) Per Share - The Company has adopted Statement of Financial Accounting Standards 128 "Earnings Per Share" ("SFAS 128"). Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period and excludes all dilution. Diluted earnings per share is calculated by using the weighted average number of common shares outstanding, while also giving effect to all dilutive potential common shares that were outstanding during the period.

               New Accounting Pronouncements - Effective in 1998, the Company will be required to adopt Statement of Financial Accounting Standards 130 "Reporting Comprehensive Income" and 131 "Disclosures about Segments of an Enterprise and Related Information". The adoption of these standards is

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

               not expected to have a material effect on the Company's financial statements.

Note 2 -       Purchase of Business:

               Effective March 13, 1998, the Company purchased for $546,431 in cash certain assets and assumed certain liabilities of BBG Technologies, Inc. ("BBG") a Massachusetts corporation. The assets purchased included accounts receivable and a covenant not-to-compete ($50,000). The excess of the purchase price over the fair value of the net assets acquired ($350,000) was allocated to goodwill.

               The following unaudited pro forma consolidated results of operations for the years ended April 30, 1997 and 1998 assumes the BBG Acquisition had occurred on May 1, 1996 giving effect to purchase accounting adjustments and financing. The pro forma results have been prepared for informational purposes only and do not reflect any benefit from economies which might be achieved from combined operations. The pro forma results do not represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                                                    Year Ended April 30,
                                               ---------------------------------
                                                  1997               1998
                                               ----------------  ---------------
                                                           (Unaudited)

                Net sales                           $10,786,876       $8,982,117
                Net income (loss)                      $194,259       $(144,535)
                Basic and diluted income (loss) per
                share                                      $.13           $(.09)

Note 3 -        Property and Equipment:

                Property and equipment are summarized as follows:

                                                            April 30,
                                                --------------------------------
                                                  1998                1997
                                                ---------------  ---------------
                    Office equipment                   $594,862         $525,173
                    Furniture and fixtures              129,109          111,717
                    Automobiles                          65,379           65,379
                    Leasehold improvements               18,624             -
                                                        -------          -------
                                                        807,974          702,269
                    Less: Accumulated depreciation and
                             amortization               566,558          498,066
                                                        -------          -------
                                                    $   241,416      $   204,203
                                                    ===========  ===============

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

Note 4 -       Note Payable to Bank:

               The Company has an agreement with a bank under which it can borrow up to $1,200,000 under a revolving line-of-credit, subject to availability of collateral. Borrowings bear interest at 1% over the bank's base rate, are payable on demand and are collateralized by all assets of the Company.

               Advances under the note payable to bank and the $250,000 note payable (Note 5) become immediately due and payable if certain financial covenants, as defined in the loan agreements, are not met. At April 30, 1998, the Company was not in compliance with certain of these covenants, including financial covenants and ratios. Lack of compliance was waived by the bank on August 3, 1998. As a result of a private placement completed in August 1998 (see Note 10), the Company believes it will be in compliance throughout fiscal year ending April 30, 1999.

Note 5 -       Long-term Debt:

               A summary of long-term debt follows:

                                                           April 30,
                                          Interest    --------------------
             Description                    Rate       1998        1997
------------------------------            --------    -------  -----------
Loan payable in monthly installments of
  principal and interest of $6,944
  through April 2001, collateralized by   1% over
  all assets of the Company               prime      $250,000      $ -
Loan payable in monthly installments of
  principal and interest of $543 through
  February 2000, collateralized by an
  automobile                                8.49%      11,033      16,325
Other                                        -          -           4,855
                                                  -----------  ----------
                                                      261,033      21,180
Less:  Current maturities                              89,136      10,173
                                                  -----------  ----------
                                                  $   171,897      11,007
                                                  ===========    ========

 Long-term debt at April 30, 1998 matures as follows:

               Year Ending April 30,
               ---------------------
                      1999                 $  89,136
                      2000                    88,563
                      2001                    83,334
                                          ----------
                                            $261,033
                                          ==========

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS



Note 6    -    Income Taxes:

               The components of the provision (credit) for income taxes are summarized as follows:
                                                           Year Ended April 30,
                                                         -----------------------
                                                          1998            1997
                                                         -----------  ----------
                  Current:
                     Federal                             $  (45,390)    $ 47,000
                     State and local                           5,692      11,000
                                                        ------------    --------
                                                            (39,698)      58,000
                  Deferred:
                     Federal                                (15,100)    (30,000)
                     State and local                         (7,700)     (9,500)
                                                            (22,800)    (39,500)
                                                          ----------   ---------
                                                          $ (62,498)   $  18,500
                                                         ===========   =========

               The provision (credit) for income taxes for the years ended April 30, 1998 and 1997 differs from the statutory federal rate of 34% principally due to the benefit of lower federal tax brackets and state and local taxes, net of federal benefit.

               At April 30, 1998, deferred state and local tax asset of approximately $13,000 which relates principally to net operating loss carryforwards partially reduced by liability for cash to accrual conversion has been offset by a 100% valuation allowance, due to the operating loss for the fiscal year ended April 30, 1998. The deferred federal tax liability relates principally to cash to accrual conversion.

               Available  state  net  operating  loss  carryforwards   totalling
               approximately $130,000 will expire through 2005.


Note 7     -   Stockholders' Equity:

               During the year ended April 30, 1998, the Company issued approximately 101,550 shares of its common stock to three employees for $45,000.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

Note 8  -      Commitments:

               Leases - The Company leases its premises under lease agreements which expire through 2000 and certain automobiles under operating leases that expire in 1999 and 2000. Future minimum lease payments are as follows:

                    Year Ending April 30,
                         1999                  $54,780
                         2000                   50,837
                         2001                    9,921
                                           -----------
                                              $115,538


               Rent expense amounted to $196,512 and $148,776 for the years ended April 30, 1998 and 1997, respectively.

               Employment Agreements - On May 1, 1998, the Company entered into a five year employment agreement with its President for a base salary of $180,000 per annum subject to certain adjustments. In addition, the Company has three year employment agreements with three employees providing for aggregate compensation of $255,000 per annum.

Note 9  -      Major Supplier:

               Purchases from one supplier in 1998 and two suppliers in 1997 accounted for approximately 53% and 48% of total purchases in 1998 and 1997, respectively.

               At April 30, 1998, one supplier accounted for approximately 69% of the Company's accounts payable. If the supplier fails to provide the required inventory, it may have a negative impact on the Company.

Note 10  -     Subsequent Events:

               a) Merger:

                  Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998, the stockholders of the Company exchanged all their shares of stock owned for 1,650,000 shares (72%) of $.001 par value common stock of Seafoods Plus, Ltd. ("SPL"), an inactive public company. Under the agreement, the Company became a wholly-owned subsidiary of SPL, and will merge with SPL in 1998. The merger will be recorded as a recapitalization of the Company and an issuance of shares to SPL's shareholders on June 5, 1998. The Company will continue operating as Cadapult Graphic Systems, Inc.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  All references to the Company's common stock in the 1998 balance sheet, the 1998 and 1997 statements of operations and notes to the financial statements retroactively reflect the recapitalization.

               b) Stock Compensation Plan:

                  The Company's Board of Directors has adopted the Cadapult Graphic Systems, Inc. 1998 Incentive Plan (the "Plan"), subject to shareholder approval, under which 500,000 of the Company's authorized but unissued shares of common stock have been reserved for issuance of stock options. The stock options (which may be "incentive stock options" within the meaning of
                  Section 422 of the Internal Revenue Code of 1986, as amended) entitle the holder to purchase shares of the Company's common stock for up to ten years from the date of grant (five years for persons owning more than 10 percent of the total combined voting power of the Company) at a price not less than the fair market value (110% of fair market value for persons owning more than 10% of the combined voting power of the Company) of the common stock on the date of grant. In general, any employee, director, officer or exclusive agent of, advisor or consultant to, the Company or a related entity is eligible to participate in the Plan. The stock options are nontransferable, except upon death. Pursuant to the Plan, certain key employees and the President were granted five and ten year incentive stock options to purchase an aggregate total of 138,183 shares at prices of $1.25 to $1.375 per share.

                  The Company granted its President five year stock options to purchase up to 800,000 shares which vest upon the Company attaining certain specified milestones and are exercisable at $1.375 per share.

                  The Company will follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for stock-based compensation. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

               c) Private Placement (Unaudited):

                  In August 1998 the Company completed a private placement through the sale of 524,000 shares of its common stock for net proceeds of approximately $620,000.

To the Board of Directors
BBG Technologies, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheet of BBG Technologies, Inc. as of March 12, 1998 and the related statements of income and retained earnings and cash flows for the period January 1, 1998 to March 12, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material. misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG Technologies, Inc. as of March 12, 1998, and the results of its operations and its cash flows for the period January 1, 1998 to March 12, 1998 in conformity with generally accepted accounting principles.




                                                  Rucci, Bardaro + Barrett, P.C.
                                                  Certified Public Accountants


August 13, 1998

                             BBG TECHNOLOGIES, INC.

                                  BALANCE SHEET

                              As of March 12, 1998


                                     ASSETS
                                     ------
Current Assets

     Cash - Medford Savings            $ 10,349

     Accounts Receivable                377,077

     Tektronix Rebate Receivable         29,512

     Inventory - Supplies                32,230

     Inventory - Printers                16,676
                                     ----------

          Total Current Assets                             $ 465,844
                                                           ---------
          TOTAL ASSETS                                     $ 465,844
                                                           =========

                                   LIABILITIES

Current Liabilities

      Accounts Payable               $  318,684

      Sales Tax Payable                  10,973

      Accrued Health Deduction              442
                                     ----------

         Total Current Liabilities                        $  330,099
                                                          ----------
         TOTAL LIABILITIES                                $  330,099
                                                          ----------


                              STOCKHOLDERS' EQUITY

      Common Stock (200,000 Shares                        $   42,710
           Authorizing, Issued and
           Outstanding)

      Retained Earnings                                       93,035
                                                          ----------
      TOTAL STOCKHOLDERS' EQUITY                          $  135,745
                                                          ----------
      TOTAL LIABILITIES &
       STOCKHOLDERS' EQUITY                               $  465,844
                                                          ==========


The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                For the period January 1, 1998 to March 12, 1998


Sales                                $  369,465

Rebates - Tektronix                      29,512
                                     ----------

      Total Sales                                           $  398,977

      Cost of Sales                                         $  360,970
                                                            ----------
      Gross Profit                                              38,007

Operating Expenses

      Office Supplies Expense               465

      Payroll Expense                     8,113

      Payroll Taxes Expense               1,030

      Legal & Accounting Expense          8,144

      Travel Expense                      5,000

      Group Insurance Expense             5,283

      Miscellaneous Expense                  79

      Credit Card Expense                   400

      Penalties & Interest                  681

      Donations                             100
                                       --------
       Total Operating Expenses                                  29,295
                                                             ----------

       Net Income                                            $    8,712

       Retained Earnings,
       January 1, 1998                                          114,323

       Dividend Distribution                                    (30,000)
                                                             ----------

       Retained Earnings,
       December 31, 1998                                        $93,035
                                                             =======---

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                For the period January 1, 1998 to March 12, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                              $    8,712

     Net change in receivables, inventory

       Payables and accrued items               (14,787)
                                             -----------
          NET CASH PROVIDED BY OPERATIONS                        (6,075)



CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment of dividend distributions          (30,000)
                                             -----------
         NET CASH USED BY FINANCING
            ACTIVITIES                                          (30,000)
                                                             ----------
          NET DECREASE IN CASH                                  (36,075)



Cash, January 1, 1998                                            46,424
                                                             ----------

Cash, March 12, 1998                                         $   10,349
                                                             ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during period for:

     MA Excise tax                                           $      456
                                                             ==========
     Interest                                                $       59
                                                             ==========

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                 March 12, 1998

NOTE A -       BASIS OF OPERATIONS

               1. Business
                  --------
               On November 1, 1996, BBG Technologies, Inc. was formed by a transfer of assets, specifically inventory only, from the two shareholders, who in turn had received the inventory, immediately prior, through a distribution from BBG New Media, Inc. For the period January 1, 1996 through October 31, 1996 the activity of BBG New Media, Inc. (formerly known as Boston Business Graphics, Inc.), is presented as it relates to the activity of BBG Technologies only, as extracted as a business segment of BBG New Media, Inc., in a pro forma format in order to present a full year of activity. For the two months ended December 31, 1996, BBG Technologies, Inc. operated as a C Corporation. Beginning January 1, 1997, BBG Technologies, Inc. elected S Corporation status (See Note B-3).

               2. Business Operation
                  ------------------
               BBG  Technologies,   Inc.,  a  Massachusetts  corporation,  is  a
               reseller of computer equipment and supplies as well as service contracts covering the equipment they sell.

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES

               1. Revenue Recognition
                  -------------------
               Revenue for sales of computer equipment and related supplies are recorded upon delivery.

               2. Inventory
                  ---------
               BBG Technologies, Inc., values their inventory using the FIFO method accounted for on a specific identification basis.

               As  of  and  prior  to  December  31,  1995,   no  inventory  was
               maintained.

               3. Income Taxes
                  ------------
               As of January 1, 1997, the shareholders of BBG Technologies, Inc. elected the provisions available under Subchapter S of the Internal Revenue Code, whereby any loss or gain recognized by the corporation is distributed to shareholders based on their respective percentage of stock owned. Therefore, the corporation is not responsible for Federal income taxes.

                             BBG TECHNOLOGIES, INC.

                                 March 12, 1998


NOTE B -       SIGNIFICANT ACCOUNTING POLICIES - Continued

               The Commonwealth of Massachusetts has adopted S-corporation provisions resulting in similar treatment for state tax purposes, with the exception of a minimum excise tax of $456.

               4. Rebates
               ----------
               BBG Technologies, Inc. receives rebates from their primary supplier, Tektronix, Inc., based on a percentage of purchases volume calculated by the vendor.

NOTE C -       RELATED PARTY

               As referred to in Note A-1 above, BBG Technologies, Inc. began operations on November 1, 1996, when Boston Business Graphics, Inc., effectively bifurcated operations, becoming BBG New Media, Inc., and BBG Technologies, Inc. The two corporations utilize the same office facilities. Additionally, stock of the two corporations are owned by the same two shareholders, in the same percentages.

               Other than allocated amounts shown on the December 31, 1996 income statement there are no other allocation of expenses between the related parties. While certain equipment and other assets of Boston Business Graphics, Inc., may have been partially utilized by BBG Technologies, Inc., no basis for allocation of such exists.

NOTE D -       SUBSEQUENT EVENT

               On March 13, 1998, virtually all tangible and intangible operating assets of BBG Technologies, Inc., were purchased by Cadapult, Inc., an unrelated third party. As of that date, BBG Technologies, Inc., ceased all operations as a going concern.

               Subsequent Event - Going Concern
               --------------------------------
               As the amount realized in the sale exceeded the reported amounts on the balance sheet as of March 12, 1998, realization of all amounts reported is assured.

To the Board of Directors
BBG Technologies, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheet of BBG Technologies, Inc. as of December 31, 1997 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material. misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG Technologies, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  Rucci, Bardaro + Barrett, P.C.
                                                    Certified Public Accountants


August 13, 1998

                             BBG TECHNOLOGIES, INC.
                                  BALANCE SHEET
                             As of December 31, 1997

                                     ASSETS
                                     ------
Current Assets

       Cash - Medford Savings            $    46,424

       Accounts Receivable                   298,225

       Tektronix Rebate Receivable            25,867

       Inventory - Supplies                   39,873

       Inventory - Printers                   16,675
                                         -----------

            Total Current Assets                                       $ 427,064
                                                                     -----------

            TOTAL ASSETS                                               $ 427,064
                                                                     ===========


                                   LIABILITIES
                                   -----------
Current Liabilities

      Accounts Payable                    $ 241,518

      Accounts Payable - Related Party        7,338

      Sales Tax Payable                      19,669

      Accrued Health Deduction                  441

      Accrued Commission                        524

      Accrued Excise Tax                        541
                                          ---------

            Total Current Liabilities                                 $  270,031
                                                                      ----------

            TOTAL LIABILITIES                                         $  270,031
                                                                      ----------


                              STOCKHOLDERS' EQUITY
                              --------------------
      Common Stock (200,000 Shares                                    $   42,710
           Authorizing, Issued and
           Outstanding)

           Retained Earnings                                             114,323

      TOTAL STOCKHOLDERS' EQUITY                                      $  157,033
                                                                      ----------
      TOTAL LIABILITIES &
           STOCKHOLDERS' EQUITY                                       $  427,064
                                                                      ==========

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                    STATEMENT OF INCOME AND RETAINED EARNINGS

                      For the year ended December 31, 1997


Sales                                        2,052,105

Rebates - Tektronix                             85,619
                                            ----------
      Total Sales                                                   $ 2,137,724

      Cost of Sales                                                 $ 1,770,245
                                                                    -----------
      Gross Profit                                                      367,479

Operating Expenses

      Office Supplies Expense                      791

      Payroll Expense                           45,894

      Payroll Taxes Expense                      4,425

      Entertainment Expense                     10,322

      Travel Expense                             3,114

      Education Expense                          4,008

      Computer Expense                           2,590

      Miscellaneous Expense                        549

      Credit Card Expense                        3,424

      Penalties & Interest                         683

      Massachusetts Excise Tax and Annual          541
        Report

      Employee Benefit Program                   1,056
                                           -----------

       Total Operating Expenses                                          77,397
                                                                      ---------

       Net Income                                                   $   290,082

       Retained Earnings, January 1, 1997                                37,501

       Dividend Distribution                                           (213,260)

       Retained Earnings, December 31, 1997                         $   114,323
                                                                      =========

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                      $  290,082

     Net change in receivables, inventory

       payables and accrued items                       (56,959)
                                                     ----------

          NET CASH PROVIDED BY OPERATIONS                            $  223,123


CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment of dividend distributions                 (213,260)
                                                     ----------

          NET CASH USED BY
            FINANCING ACTIVITIES                                       (213,260)
                                                                     ----------

          NET INCREASE IN CASH                                           19,863

Cash, January 1, 1997                                                    26,561
                                                                     ----------
Cash, December 31, 1997                                              $   46,424
                                                                     ==========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid during period for:

          Interest                                                   $      412
                                                                     ==========
          Massachusetts Corporate Excise tax                         $    4,910
                                                                     ==========
          Federal Income Tax                                         $    9,056
                                                                     ==========

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                December 31, 1997

NOTE A -       BASIS OF OPERATIONS

               1. Business
                  --------
                  On November 1, 1996, BBG Technologies, Inc. was formed by a transfer of assets, specifically inventory only, from the two shareholders, who in turn had received the inventory, immediately prior, through a distribution from BBG New Media, Inc. For the period January 1, 1996 through October 31, 1996 the activity of BBG New Media, Inc. (formerly known as Boston Business Graphics, Inc.), is presented as it relates to the activity of BBG Technologies only, as extracted as a business segment of BBG New Media, Inc., in a pro forma format in order to present a full year of activity. For the two months ended December 31, 1996, BBG Technologies, Inc. operated as a C Corporation. Beginning January 1, 1997, BBG Technologies, Inc. elected S Corporation status (See Note B-3).

               2. Business Operation
                  ------------------
                  BBG Technologies, Inc., a Massachusetts corporation, is a reseller of computer equipment and supplies as well as service contracts covering the equipment they sell.

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES

               1. Revenue Recognition
                  -------------------
                  Revenue for sales of computer equipment and related supplies are recorded upon delivery.

               2. Inventory
                  ---------
                  BBG Technologies, Inc., values their inventory using the FIFO method accounted for on a specific identification basis.

                  As of and prior to December 31, 1995, no inventory was maintained.

                             BBG TECHNOLOGIES, INC.

                                December 31, 1997

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES - Continued

               3. Income Taxes
                  ------------
                  As noted in Note A-1 above, for the first two months of operation, BBG Technologies, Inc., operated as a C Corporation, and was therefore responsible for federal and state corporate taxes. The amount of federal and state corporate taxes incurred in 1996 and paid in 1997 are $9,056 and $4,910 respectively.

                  As of January 1, 1997, the shareholders of BBG Technologies, Inc. have elected the provisions available under Subchapter S of the Internal Revenue Code, whereby any loss or gain recognized by the corporation is distributed to shareholders based on their respective percentage of stock owned. Therefore, BBG Technologies, Inc., is not responsible for Federal income taxes.

                  The Commonwealth of Massachusetts has adopted S-corporation provisions resulting in similar treatment for state tax purposes, with the exception of a minimum excise tax of $456.

               4. Rebates
                  -------
                  BBG Technologies, Inc. receives rebates from their primary supplier, Tektronix, Inc., based on a percentage of purchases volume calculated by the vendor.

NOTE C -       CONCENTRATION OF RISK

               1. Sales
                  -----
                  BBG Technologies, Inc., sells computer equipment and supplies to a variety of customers, the sales and related accounts receivable balances for the top three largest customers are as follows:

                                                             Accounts Receivable
                                               Sales               Balance
                                               -----         -------------------
                   MIT Lincoln Labs          $ 434,000              $  67,200
                   Polaroid                    231,000                105,500
                   Cabletron Systems           136,000                  6,500
                                             ---------              ---------

                   Total                     $ 801,000              $ 179,200
                                             =========              =========

                             BBG TECHNOLOGIES, INC.

                                December 31, 1997

NOTE C -       CONCENTRATION OF RISK - Continued

               2. Purchases
                  ---------
                  BBG  Technologies,  Inc.,  purchases  equipment,  supplies and
                  service  contracts  for  resale  virtually   exclusively  from
                  Tektronix, Inc.

NOTE D -       RELATED PARTY

                  As referred to in Note A-1 above, BBG Technologies, Inc. began operations on November 1, 1996, when Boston Business Graphics, Inc., effectively bifurcated operations, becoming BBG New Media, Inc., and BBG Technologies, Inc. The two corporations utilize the same office facilities. Additionally, stock of the two corporations are owned by the same two shareholders, in the same percentages.

                  Other than allocated amounts shown on the December 31, 1996 income statement there are no other allocation of expenses between the related parties. While certain equipment and other assets of Boston Business Graphics, Inc., may have been partially utilized by BBG Technologies, Inc., no basis for allocation of such exists.

NOTE E -       SUBSEQUENT EVENT

                  On March 13, 1998, virtually all tangible and intangible operating assets of BBG Technologies, Inc., were purchased by Cadapult, Inc., an unrelated third party. As of that date, BBG Technologies, Inc., ceased all operations as a going concern.

To the Board of Directors
BBG Technologies, Inc.
Stoneham, Massachusetts

We have audited the accompanying balance sheet of BBG Technologies, Inc. as of December 31, 1996 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material. misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBG Technologies, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  Rucci, Bardaro + Barrett, P.C.
                                                  Certified Public Accountants

August 13, 1998

                             BBG TECHNOLOGIES, INC.
                                  BALANCE SHEET
                             As of December 31, 1996


                                     ASSETS
                                     ------
Current Assets

       Cash - Medford Savings             $    26,561

       Accounts Receivable                    247,979

       Inventory                               32,285
                                          -----------

            Total Current Assets                             $ 306,825
                                                             ---------

            TOTAL ASSETS                                     $ 306,825
                                                             =========


                                   LIABILITIES
                                   -----------
Current Liabilities

      Accounts Payable                  $    203,951

      Sales Tax Payable                        8,697

      Income Taxes Payable                    13,966
                                        ------------

            Total Current Liabilities                      $  226,614
                                                           ----------

            TOTAL LIABILITIES                              $  226,614
                                                           ----------


                              STOCKHOLDERS' EQUITY
                              --------------------
      Common Stock (200,000 Shares                        $   42,710
           Authorizing, Issued and
           Outstanding)

           Retained Earnings                                  37,501
                                                          ----------
      TOTAL STOCKHOLDERS' EQUITY                          $   80,211
                                                          ----------

      TOTAL LIABILITIES &
           STOCKHOLDERS' EQUITY                           $  306,825
                                                          ==========

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                                INCOME STATEMENT

                      For the year ended December 31, 1996


Sales                                          $ 2,252,980

Rebates - Tektronix                                 48,474
                                                ----------
      Total Sales                                                   $ 2,301,454

      Cost of Sales                                                 $ 1,885,076
                                                                    -----------

      Gross Profit                                                      416,378

Operating Expenses

      Office Supplies Expense                        3,337

      Payroll Expense                               37,500

      Payroll Taxes Expense                          3,000

      Rent Expense                                  14,806

      Utilities Expense                              8,259

      Business Insurance Expense                     2,548

      Group Insurance Expense                        7,800

      Income Tax Expense - C Corp period            13,966
                                                 ---------

         Total Operating Expenses                                        91,216
                                                                    -----------

         Net Income                                                   $ 325,162
                                                                    ===========

The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                         STATEMENT OF RETAINED EARNINGS

                      For the year ended December 31, 1996


Retained Earnings, January 1, 1996                       $       0

Net Income                                               $ 325,162

Earnings Retained by Predecessor (Note A-1)               (287,661)
                                                       -----------
Retained Earnings, December 31, 1996                     $  37,501
                                                       ===========
The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                      For the year ended December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                   $  325,162

     Net change in receivables, inventory

       payables and accrued items                    (10,940)
                                                  ----------

          NET CASH PROVIDED BY OPERATIONS                            $  314,222



CASH FLOWS FROM FINANCING ACTIVITIES:

     Earnings retained by predecessor (Note A-1)    (287,661)
                                                  ----------

          NET CASH USED BY FINANCING                                   (287,661)
                                                                       ---------
          NET INCREASE IN CASH                                           26,561


Cash, January 1, 1996                                                       -
                                                                      ---------
Cash, December 31, 1996                                              $   26,561
                                                                     ==========



The accompanying notes are an integral part of the financial statements.

                             BBG TECHNOLOGIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                                December 31, 1996

NOTE A - BASIS OF OPERATIONS

               1. Business
                  --------
                  On November 1, 1996, BBG Technologies, Inc. was formed by a transfer of assets, specifically inventory only, from the two shareholders, who in turn had received the inventory, immediately prior, through a distribution from BBG New Media, Inc. For the period January 1, 1996 through October 31, 1996 the activity of BBG New Media, Inc. (formerly known as Boston Business Graphics, Inc.), is presented as it relates to the activity of BBG Technologies only, as extracted as a business segment of BBG New Media, Inc., in a pro forma format in order to present a full year of activity. For the two months ended December 31, 1996, BBG Technologies, Inc. operated as a C Corporation. Beginning January 1, 1997, BBG Technologies, Inc. elected S Corporation status (See Note B-3).

               2. Business Operation
                  ------------------
                  BBG Technologies, Inc., a Massachusetts corporation, is a reseller of computer equipment and supplies as well as service contracts covering the equipment they sell.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

               1. Revenue Recognition
                  -------------------
                  Revenue for sales of computer equipment and related supplies are recorded upon delivery.

               2. Inventory
                  ---------
                  BBG Technologies, Inc., values their inventory using the FIFO method accounted for on a specific identification basis.

                  As of and prior to December 31, 1995, no inventory was maintained.

                             BBG TECHNOLOGIES, INC.

                                December 31, 1996

NOTE B -       SIGNIFICANT ACCOUNTING POLICIES - Continued

               3. Income Taxes

                  As noted in Note A-1 above, for the first two months of operation, BBG Technologies, Inc., operated as a C Corporation, and was therefore responsible for federal and state corporate taxes. The amount of federal and state corporate taxes incurred in 1996 and paid in 1997 are $9,056 and $4,910, respectively.

               4. Rebates

                  BBG Technologies, Inc. receives rebates from their primary supplier, Tektronix, Inc., based on a percentage of purchases volume calculated by the vendor.

NOTE C -       CONCENTRATION OF RISK

               1. Sales

                  BBG Technologies, Inc., sells computer equipment and supplies to a variety of customers, the sales and related accounts receivable balances for the top three largest customers are as follows:

                                                             Accounts Receivable
                                             Sales                Balance
                                           ---------         -------------------
                  MIT Lincoln Labs         $ 302,000                   $  32,800
                  Cabletron Systems          134,000                      55,000
                  BBN/GTE Netowrking         113,000                      18,000
                                            ---------                  ---------

                  Total                    $ 549,000                   $ 105,800
                                            =========                  =========

               2. Purchases

                  BBG  Technologies,  Inc.,  purchases  equipment,  supplies and
                  service  contracts  for  resale  virtually   exclusively  from
                  Tektronix, Inc.

                             BBG TECHNOLOGIES, INC.

                                December 31, 1997

NOTE D -       RELATED PARTY

                  As referred to in Note A-1 above, BBG Technologies, Inc. began operations on November 1, 1996, when Boston Business Graphics, Inc., effectively bifurcated operations, becoming BBG New Media, Inc., and BBG Technologies, Inc. The two corporations utilize the same office facilities. Additionally, stock of the two corporations are owned by the same two shareholders, in the same percentages.

                  Other than allocated amounts shown on the December 31, 1996 income statement there are no other allocation of expenses between the related parties. While certain equipment and other assets of Boston Business Graphics, Inc., may have been partially utilized by BBG Technologies, Inc., no basis for allocation of such exists.

NOTE E - SUBSEQUENT EVENT

                  On March 13, 1998, virtually all tangible and intangible operating assets of BBG Technologies, Inc., were purchased by Cadapult, Inc., an unrelated third party. As of that date, BBG Technologies, Inc., ceased all operations as a going concern.

(b)  Pro Forma Financial Information.

     INDEX TO PRO FORMA INFORMATION

Pro Forma Consolidated Financial Data.........................................38

Pro Forma Condensed Consolidated Statement of Operations
Year Ended April 30, 1998 (unaudited).........................................39

Notes to Unaudited Pro Forma Consolidated Statement of Operations.............40

Pro Forma Consolidated Balance Sheet April 30, 1998 (unaudited)...............41

Pro Forma Condensed Statements of Operations Year Ended April 30,
1998 (unaudited)..............................................................42

Notes to Pro Forma Financial Statements.......................................43

PRO FORMA CONSOLIDATED FINANCIAL DATA

Set forth below are two sets of pro forma financial information and related notes. The first set presents pro forma financial information for the acquisition that Cadapult consummated in 1998 (the "Acquisition"). This set includes an unaudited pro forma consolidated statement of operations of the Company for the year ended April 30, 1998 giving effect to the Acquisition (see
Note 1 of Notes to Pro Forma Consolidated Statement of Operations) as if it had occurred on May 1, 1997.

The second set presents pro forma financial information to reflect the merger of Cadapult into a newly formed, wholly-owned subsidiary of Seafoods Plus, Ltd.
("SPL") an inactive public company. Pursuant to an Agreement and Plan of Reorganization dated June 5, 1998, the stockholders of the Company exchanged all of their shares of stock for 72% of the common stock of SPL. The merger, which was consummated on June 18, 1998, will be recorded as a recapitalization (the "Recapitalization") of the Company and an issuance of shares to SPL's shareholders. This set includes an unaudited pro forma consolidated balance sheet of the Company giving effect to the merger as if it had occurred on April 30, 1998 and an unaudited pro forma consolidated statement of operations of the Company giving effect to the Recapitalization as if it had occurred on May 1, 1997.

This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the consolidated and combined financial statements and notes thereto appearing elsewhere herein.

The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Acquisition or the Recapitalization been consummated on the dates indicated or
(ii) the results of operations of the Company that may occur or be obtained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, and the other historical financial information appearing elsewhere herein.

                         CADAPULT GRAPHIC SYSTEMS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED APRIL 30, 1998
                                   (Unaudited)



                                       Historical       BBG       Adjustments(2)      Pro forma
                                       ----------       ---       --------------      ---------


NET SALES                              $7,103,906   $1,878,211    $      -           $8,982,117
                                       ----------   ----------    --------------     ----------
COSTS AND EXPENSES:
    Cost of sales                       5,174,402    1,587,548           -            6,761,950
    Selling, general and
      administrative                    2,138,915       85,217         29,157(a)      2,253,289
                                      -----------   ----------    --------------     ----------
                                        7,313,317    1,672,765            29,157      9,015,239
                                      -----------   ----------    --------------     ----------

OPERATING INCOME (LOSS)                 (209,411)      205,446          (29,157)        (33,122)
                                    -------------    ---------    --------------     ----------
OTHER EXPENSE (INCOME):
   Interest expense, net                  90,829        -                41,563        132,390
   Gain on sale of equipment            (18,500)        -                 -            (18,500)
                                    ------------- ------------    --------------    ----------
                                           72,329       -                41,563        113,892
                                    ------------- ------------    --------------    ----------
INCOME (LOSS) BEFORE INCOME
   TAXES (CREDITS)                      (281,740)      205,446        (70,720)        (147,014)

INCOME TAXES (CREDITS)                   (62,498)       -             60,000(c)         (2,498)
                                   ------------- -------------    --------------    ----------
NET INCOME (LOSS)                    $  (219,242)    $ 205,446    $  (130,720)     $  (144,516)
                                     =========== =============    ==============   ============
NET LOSS PER SHARE OF
   COMMON STOCK                      $      (.14)                                     $   (.09)
                                    ============                                      =========

See the accompanying notes to pro forma condensed consolidated financial statements.



                         CADAPULT GRAPHIC SYSTEMS, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


Note 1   -     Acquisition:

               On March 13, 1998 the Company acquired certain assets and assumed certain liabilities of BBG Technologies, Inc. ("BBG"), a Massachusetts corporation for $546,431 in cash. The acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in the Company's historical financial statements from its acquisition date. Acquired assets and assumed liabilities have been recorded based on their fair market values as of the date of acquisition with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The financial information of BBG reflects the results of operations of that entity for the period May 1, 1997 to March 13, 1998.

Note 2   -     Presentation and Pro Forma Adjustments:

               The unaudited pro forma condensed consolidated statement of operations for the year ended April 30, 1998 presented above has been prepared as if the acquisition described in Note 1 had been consummated as of May 1, 1997.

               Pro forma adjustments have been made for the following:

               a) Amortization  expense  adjustments to reflect  amortization of goodwill over a 15-year period and covenants-not-to-compete over five years.

               b) Interest expense adjustments to reflect interest costs on debt obligations incurred as if the acquisition financing had occurred on May 1, 1997.

               c) Income  taxes to reflect pro forma income taxes on BBG income, less the effect of available net operating loss carryforward.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 APRIL 30, 1998
                                   (Unaudited)


                                                                           Pro Forma
                                                                        --------------------------
            ASSETS                                Cadapult      SPL     Adjustments   Consolidated
            ------                                --------      ---     -----------   ------------

CURRENT ASSETS:
         Cash                                     $382,568   $  583      $(583)a          $382,568
         Accounts receivable, net                1,114,978       -          -            1,114,978
         Inventories                               779,927       -          -              779,927
         Other current assets                       96,741       -          -               96,741
                                                  --------   ------      -------         ---------
                           Total Current         2,374,214      583       (583)          2,374,214
Assets
PROPERTY AND EQUIPMENT, LESS
ACCUMULATED DEPRECIATION                           241,416       -          -              241,416
OTHER ASSETS                                       447,140       -          -              447,140
                                                ----------   -------     -------         ---------
                                                $3,062,770    $ 583      $ 583          $3,062,770
                                                ==========   =======     =======         =========


                          LIABILITIES AND STOCKHOLDERS'
                                     EQUITY
CURRENT LIABILITIES:
         Notes payable to bank                  $1,000,000      -                       $1,000,000
         Accounts payable and accrued
                  expenses                       1,199,256     501       $(501)a         1,199,256
         Current maturities of long-term            89,136      -           -               89,136
                  debt
         Other current liabilities                 186,348      -                          186,348
                                              ------------   ------      -------        ----------
                           Total Current         2,474,740     501        (501)          2,474,740
                                               -----------   -----       -------        ----------
                  Liabilities

OTHER LIABILITIES:
         Long-term debt                            171,897    -             -              171,897
         Notes payable to related parties           70,832   7,909       (7,909)a           70,832
                                              ------------   -----       --------       ----------
                                                   242,729   7,909       (7,909)           242,729
                                              ------------   -----       --------       ----------
STOCKHOLDERS' EQUITY:
         Common stock and paid-in capital           45,300  39,327      (28,877)b,c         55,750
         Retained earnings (deficit)               300,001 (47,154)     36,704a,b,c        289,551
                                              ------------ --------  -----------        ----------
         Total Stockholders' Equity                345,301  (7,827)        7,827           345,301
                                              ------------ --------  -----------        ----------
                                                $3,062,770   $  583    $    (583)       $3,062,770
                                              ============ ========  ===========        ==========


See the accompanying notes to pro forma condensed financial statements.

                         CADAPULT GRAPHIC SYSTEMS, INC.

                  PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                            YEAR ENDED APRIL 30, 1998
                                   (Unaudited)




                                                  Pro Forma
                                                  Cadapult and       Pro Forma
                                                BBG         SPL     Consolidated
                                           ------------     ---     ------------


NET SALES                                    $8,982,117    $ -      $  8,982,117
                                             ----------   -----     ------------

COSTS AND EXPENSES:
         Cost of sales                        6,761,950      -         6,761,950
         Selling, general and administrative  2,253,289    1,442       2,254,731
                                             ----------   ------    ------------

                                              9,015,239    1,442       9,016,681
                                             ----------   ------    ------------

OPERATING LOSS                                  (33,122)  (1,442)       (34,564)
                                             ----------   ------    ------------

OTHER EXPENSE:
         Interest expense, net                  132,390      -          132,390
         Gain on sale of equipment              (18,500)     -          (18,500)
                                             ----------   ------    ------------

                                                113,892      -          113,892
                                             ----------   ------    ------------

LOSS BEFORE INCOME  TAXES
(CREDITS)                                      (147,014)  (1,442)      (148,456)
INCOME TAXES (CREDITS)                           (2,498)     100         (2,398)
                                             ----------   ------    ------------

NET LOSS                                    $  (144,516) $(1,542)    $ (146,058)
                                            ============ =======     ===========
WEIGHTED AVERAGE NUMBER OF
         SHARES OUTSTANDING                   1,622,682  637,518      2,287,518
                                             ----------  -------     ----------
NET LOSS PER SHARE OF
         COMMON STOCK                        $    (.09) $  (.01)      $   (.06)e
                                             ========== ========      ==========


See the accompanying notes to pro forma condensed financial statements.

                         CADAPULT GRAPHIC SYSTEMS, INC.
                                 (Formerly SPL)

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

Note A - SPL is a publicly held corporation whose newly formed subsidiary merged with Cadapult on June 18, 1998; in connection with this merger, SPL changed its name to Cadapult Graphic Systems, Inc. ("Cadapult"). For accounting purposes, this transaction has been treated as a recapitalization with the net assets of SPL being stated at fair value in accordance with the purchase method of accounting; accordingly, the then outstanding shares of SPL are considered outstanding commencing with the date of merger. The historical financial statements of SPL prior to the merger will no longer be reported, as Cadapult's financial statements are now considered the financial statements of the ongoing reporting entity.

Note B - The unaudited pro forma balance sheet at April 30, 1998 presented herein has been prepared as if the Recapitalization had been consummated on April 30, 1998.

               The unaudited pro forma statement of operations for the year ended April 30, 1998, is based upon the pro forma Statement of Operations of the Company and BBG presented elsewhere herein and has been prepared as if the Recapitalization described in Note 1, had been consummated as of May 1, 1997.

               Pro forma adjustments have been made for the following:

               a) To record the gain on forgiveness of SPL's notes payable to related parties and record the payment of accrued expenses with remaining cash.

               b) To record issuance of 66,068 shares of common stock for legal fees valued at $10,450.

               c) To record the elimination of SPL's equity accounts and record its net tangible deficit as a reduction in Cadapult's retained earnings.

               The   issuance  of  571,450   shares  of  common   stock  to  SPL
               stockholders resulted in an adjustment to common stock and paid-in-capital.

Note C - Statements of operations for SPL were derived from the annual financial statements on Form 10-K for the year ended December 31, 1997 plus the most recent interim periods reported on Form 10-Q (March 31, 1998), less comparable periods of the prior year (March 31, 1997).

Note D - Changes in ownership contemplated herein are expected to result in a restriction on the availability of net operating loss carryforwards of $47,000 applicable to SPL to the value of the Company on the date of such change multiplied by the Federal long-term tax exempt rate ("annual limitation"). To the extent amounts available under this annual limitation are not used, they may be carried forward for the remainder of the 15 year period following the year the losses were originally incurred.

Note E - Net loss per share is calculated by treating all shares of Common Stock issued after April 30, 1998 as outstanding for all periods reported.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CADAPULT GRAPHIC SYSTEMS, INC.

Date:  August 27, 1998        /s/ Michael W. Levin
                              --------------------
                              Michael W. Levin, President